Exhibit 10.6

[            ], 2008

K Road Acquisition Corporation

330 Madison Avenue, 25th Floor

New York, NY 10017

Re:                               Initial Public Offering

Ladies and Gentlemen:

The undersigned stockholder of K Road Acquisition Corporation (the “Company”), in consideration of Credit Suisse Securities (USA) LLC (“Credit Suisse” or the “Underwriter”) entering into a letter of intent (the “Letter of Intent”) to underwrite an initial public offering (the “IPO”) of the securities of the Company and embarking on, undertaking and continuing to participate in the IPO process, hereby agrees as follows (certain capitalized terms used herein are defined in paragraph 11 hereof):

1.                                       If the Company solicits approval of its stockholders of an Extended Period or a Business Combination, the undersigned will: (i) vote all Insider Shares owned by the undersigned in accordance with the majority of the votes cast by the Public Stockholders, (ii) vote any IPO Shares acquired in or following the IPO in favor of the Extended Period and the Business Combination and (iii) vote any IPO Shares that may be acquired by it in or following the IPO in favor of an amendment to the Company’s Amended and Restated Certificate of Incorporation to provide for perpetual existence of the Company in the event the Business Combination is approved.

2.                                       Except with respect to any of the IPO Shares acquired by the undersigned in connection with or following the IPO, the undersigned hereby irrevocably: (i) waives any and all right, title, interest, cause of action or claim of any kind (a “Claim”) in or to all funds in the Trust Account and any remaining net assets of the Company upon liquidation of the Trust Account and dissolution of the Company; (ii) waives any Claim the undersigned may have in the future as a result of, or arising out of, any contracts or agreements with the Company, which Claim would reduce, encumber or otherwise adversely affect the amounts held in the Trust Account; and (iii) agrees that the undersigned will not seek recourse (legal, equitable or otherwise) against the Trust Account for any reason whatsoever.  The undersigned hereby agrees that it shall promptly reimburse the Trust Account for any distribution of amounts in the Trust Account received by the undersigned in respect of its Shares. For clarity, the undersigned may receive distributions from the Trust Account in respect of IPO Shares.

3.                                       The undersigned acknowledges and agrees that the Company will not consummate any Business Combination involving a company affiliated with any of the Insiders, as defined below, unless the Company obtains an opinion from an unaffiliated independent investment banking firm that the Business Combination is fair to the Company’s stockholders from a financial perspective.

4.                                       Neither the undersigned nor any Affiliate of the undersigned will be entitled to receive and will not accept any compensation for services rendered to the Company prior to or in connection with  the consummation of the Business Combination; provided that the undersigned shall be entitled to reimbursement from the Company for its out-of-pocket expenses incurred in connection with seeking and consummating a Business Combination.  Notwithstanding the foregoing, the undersigned shall be entitled to reimbursement of $10,000 per month for administrative related and general office services provided to the Company.

5.                                       The undersigned agrees that neither the undersigned nor any Affiliate of the undersigned will be entitled to receive or accept, and the undersigned, on behalf of the undersigned and the aforementioned parties, hereby waives any rights to, a finder’s fee or any other compensation payable by the Company in the event the undersigned or any Affiliate of the undersigned originates a Business Combination.

6.                                       The undersigned will escrow its Insider Shares and Insider Warrants in accordance with to the terms of a stock escrow agreement which the Company will enter into with the undersigned and an escrow agent acceptable to the Company.

7.                                       The undersigned’s information furnished to the Company and the Underwriter is true and accurate in all respects, does not omit any material information with respect to the undersigned’s background and contains all of the information required to be disclosed pursuant to Section 401 of Regulation S-K, promulgated under the Securities Act of 1933, as amended.  The undersigned’s Questionnaire(s) furnished to the Company and the Underwriter is true and accurate in all respects.  The undersigned further represents and warrants to the Company and the Underwriter that:

(a)                                  No petition under the Federal bankruptcy laws or any state insolvency law has been filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of the undersigned, or any partnership in which the undersigned was or is a general partner at or within ten (10) years prior to the date hereof within ten (10) years prior to the date hereof;

(b)                                 The undersigned has not been convicted in any criminal proceeding nor is the undersigned currently a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

(c)                                  The undersigned has not been the subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining the undersigned from, or otherwise limiting, the following activities:

(i)                                     Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

(ii)                                  Engaging in any type of business practice; or

(iii)                               Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws;

(d)                                 The undersigned has not been the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than sixty (60) days the right of the undersigned to engage in any activity described in paragraph (c)(i) above, or to be associated with persons engaged in any such activity;

(e)                                  The undersigned has not been found by a court of competent jurisdiction in a civil action or by the Securities and Exchange Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Securities and Exchange Commission has not been subsequently reversed, suspended, or vacated; and

(f)                                    The undersigned has not been found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated.

8.                                       The undersigned has full right and power, without violating any agreement by which the undersigned is bound, to enter into this letter agreement.

9.                                       The undersigned authorizes any employer, financial institution, or consumer credit reporting agency to release to the Underwriter and their legal representatives or agents (including any investigative search firm retained by the Underwriter) any information they may have about the undersigned’s background and finances (the “Information”).  Neither the Underwriter nor their agents shall be violating the undersigned’s right of privacy in any manner in requesting and obtaining the Information and the undersigned hereby releases them from liability for any damage whatsoever in that connection.

10.                                 The undersigned hereby agrees not to propose or vote in favor of, any amendment to the Company’s amended and restated certificate of incorporation that requires the affirmative vote of at least 95% of the IPO Shares other than in connection with the proposal to approve the Extended Period and in connection with the Business Combination.  This paragraph may not be modified or amended under any circumstances.

11.                                 As used herein: (i) “Affiliate” shall mean any member of the family of the undersigned or any entity or person that directly or indirectly controls, is controlled by or is under common control with, the undersigned; (ii)  ““Business Combination” shall mean an acquisition, by merger, capital stock exchange, asset acquisition, stock purchase, exchangeable share transaction, or other similar business combination with one of more unidentified operating businesses or assets; pursuant to the Company’s Amended and Restated Certificate of Incorporation; (iii) “Common Stock” shall mean the common stock, par value $.0001 per share, of the Company; (iv) “Extended Period” shall mean the extension of the Company’s corporate existence from 24 months to 30 months pursuant to the Company’s Amended and Restate Certificate of Incorporation; (v) “Insiders” shall mean all officers, directors and stockholders of the Sponsor immediately prior to the IPO; (vi) “Insider Shares” shall mean all of the shares of Common Stock issued to the Sponsor prior to the IPO; (vii) “Insider Warrants” shall mean the 7,750,000 warrants granted to K Road Acquisition Holdings LLC by the Company ; (vii)”IPO Shares” shall mean the shares of Common Stock issued in the Company’s IPO; (ix) “Private Placement” shall mean the private placement of 7,750,000 warrants of the Company prior to the IPO; (x) “Prospectus” shall mean the prospectus contained in the registration statement relating to the IPO; (xi) “Public Stockholders” shall mean the holders of the Common Stock issued by the Company in the IPO;  (xii) “Sponsor Warrants” shall mean the 7,750,000 warrants granted to K Road Acquisition Holdings LLC by the Company; (xiii) “Trust Account” means the trust account in which the proceeds to the Company of the IPO will be deposited and held for the benefit of the holders of the IPO shares, as described in greater detail in the Prospectus; and (xiv) “Trust Agreement” shall mean the agreement between the Company and Continental Stock Transfer.& Trust Company, Inc., substantially in the form as filed Exhibit 10.2 to the Company’s registration statement.

12.                                 This letter agreement shall be governed by and interpreted and construed in accordance with the laws of the State of New York applicable to contracts formed and to be performed entirely within the State of New York, without regard to the conflicts of law provisions thereof to the extent such principles and rules would require or permit the application of the laws of another jurisdiction.  The undersigned hereby agrees that any action, proceeding or claim against the undersigned arising out of or relating in any way to this letter agreement shall be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive.  The undersigned hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum.

13.                                 No term or provision of this letter agreement may be amended, changed, waived, altered or modified except by written instrument executed and delivered by the undersigned, the Company and the Underwriter.  This letter agreement shall be binding on the undersigned and such person’s successors, heirs, personal representatives and assigns.

K ROAD ACQUISITION HOLDINGS LLC

By:
Name: William V. Kriegel
Title: